EXHIBIT 4.2

                                                                       EXECUTION

                      WARRANT REGISTRATION RIGHTS AGREEMENT

            WARRANT REGISTRATION RIGHTS AGREEMENT, dated as of April 12, 2001 (this "AGREEMENT"), among KMC TELECOM HOLDINGS, INC., a Delaware corporation (the "COMPANY"), the "Lenders" party hereto (each a "LENDER" or, together, "LENDERS"), and FIRST UNION NATIONAL BANK, as administrative agent for the Lenders (the "AGENT").

            WHEREAS, KMC Telecom Inc., a Delaware corporation, KMC Telecom II, Inc., a Delaware corporation, KMC Telecom III, Inc., a Delaware corporation, and the other borrowers party thereto (collectively, the "BORROWERS"), the Agent, and the Lenders are parties to that certain Amended and Restated Loan and Security Agreement dated as of February 15, 2000, as amended by Amendment No. 1 thereto dated as of March 28, 2000, Amendment No. 2 thereto dated as of July 28, 2000, Amendment No. 3 and Limited Waiver thereto dated as of February 23, 2001 and Amendment No. 4 and Limited Waiver thereto dated as of April 12, 2001 (the "FOURTH Amendment") (as so amended, the "LOAN AGREEMENT"; capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement), pursuant to which the Lenders have agreed to make certain "Loans" and other financial accommodations to the Borrowers; and

            WHEREAS, pursuant to the terms of the Fourth Amendment, and a Warrant Agreement of even date herewith (the "WARRANT AGREEMENT") among the Company, Agent, the Lenders and the Warrant Agent, Lenders are entitled to receive certain warrants to purchase shares of common stock of the Company ("WARRANTS"), unless certain conditions are satisfied; and

            WHEREAS, the Company, the Lenders and the Agent desire to enter into this Agreement to provide for, among other things, the registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of the disposition of the shares received upon exercise of the Warrants.

            In consideration of the foregoing and of the mutual agreements contained herein and in the Warrant Agreement, the Company, the Agent and the Lenders hereby agree as follows:

            1. DEFINITIONS.

            As used in this Agreement, the following capitalized defined terms shall have the following meanings:

            "AGENT" has the meaning specified in the recitals to this Agreement.

            "APRIL 1999 WARRANT HOLDER" means the record holders of the April 1999 Warrants and the holders of Common Shares (or other securities) received upon exercise thereof.
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            "APRIL 1999 WARRANTS"  means the warrants that were issued  pursuant to the April 1999 Warrant Agreement.

            "APRIL 1999 WARRANT AGREEMENT" means the Warrant Agreement dated as of April 30, 1999 among the Company and The Chase Manhattan Bank, as warrant agent, and First Union Investors, Inc. relating to the April 1999 Warrants.

            "APRIL 1999 WARRANT SHARES" means the Common Shares issuable upon exercise of an April 1999 Warrant Holder's April 1999 Warrants, such other securities as shall be issuable upon the exercise of the April 1999 Warrants, or the Common Shares or such other securities received upon the exercise thereof, pursuant to the April 1999 Warrant Agreement, in each case to the extent that such Common Shares or other securities would be (upon issuance) or are, as the case may be, subject to restrictions on transfer.

            "AUDITORS" means, at any time, the independent auditors of the Company at such time.

            "BOARD" means the board of directors of the Company from time to time.

            "BORROWERS" has the meaning specified in the recitals to this Agreement.

            "COMFORT LETTER" has the meaning specified in Section 3 hereof.

            "COMMISSION"   means  the  United  States  Securities  and  Exchange
Commission.

            "COMMON SHARES" means the shares of the Common Stock of the Company.

            "COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

            "COMPANY" has the meaning specified in the recitals to this Agreement.

            "COMPANY OFFERED SHARES" has the meaning specified in Section 2 hereof.

            "CUTBACK NOTICE" has the meaning specified in Section 2 hereof.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXPIRATION DATE" means, with respect to any Warrant, the tenth anniversary of the date such Warrant is countersigned by the Warrant Agent.

            "FEBRUARY 1999 WARRANT HOLDER" means the record holders of the February 1999 Warrants and the holders of Common Shares (or other securities) received upon exercise thereof.

            "FEBRUARY 1999 WARRANTS" means the warrants that were issued pursuant to the February 1999 Warrant Agreement, including any Springing Warrants (as defined in the February 1999 Warrant Agreement).

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            "FEBRUARY 1999 WARRANT AGREEMENT"  means the Warrant Agreement dated as of February 4, 1999 among the Company and the Purchasers (as defined therein) relating to the February 1999 Warrants.

            "FEBRUARY 1999 WARRANT SHARES" means the Common Shares issuable upon exercise of a February 1999 Warrant Holder's February 1999 Warrants, such other securities as shall be issuable upon the exercise of the February 1999 Warrants, or the Common Shares or such other securities received upon the exercise thereof, pursuant to the February 1999 Warrant Agreement, in each case to the extent that such Common Shares or other securities would be (upon issuance) or are, as the case may be, subject to restrictions on transfer.

            "HOLDERS" means the record holders of the Warrants and the holders of Common Shares (or other securities) received upon exercise thereof.

            "INCLUDIBLE SECONDARY SHARES" has the meaning specified in Section 2 hereof.

            "JANUARY 1998 WARRANT HOLDER" means the record holders of the January 1998 Warrants and the holders of Common Shares (or other securities) received upon exercise thereof.

            "JANUARY 1998 WARRANT AGREEMENT" means the Warrant Agreement dated January 29, 1998 between the Company and The Chase Manhattan Bank relating to the January 1998 Warrants.

            "JANUARY 1998 WARRANTS" means the 460,800 warrants that were issued pursuant to the January 1998 Warrant Agreement, each such warrant initially entitling the holder thereof to purchase 0.21785 shares of Common Stock of the Company at an exercise price of $.01 per Common Share.

            "JANUARY 1998 WARRANT SHARES" means the Common Shares issuable upon exercise of a January 1998 Warrant Holder's January 1998 Warrants, such other securities as shall be issuable upon the exercise of the January 1998 Warrants, or the Common Shares or such other securities received upon the exercise thereof, pursuant to the January 1998 Warrant Agreement, in each case to the extent that such Common Shares or other securities would be (upon issuance) or are, as the case may be, subject to restrictions on transfer.

            "LENDERS" has the meaning specified in the recitals to this Agreement.

            "LOAN AGREEMENT" has the meaning specified in the recitals to this Agreement.

            "MANAGING  UNDERWRITER"  has the  meaning  specified  in  Section  2 hereof.

            "OPINION" has the meaning specified in Section 3 hereof.

            "OTHER OFFERED SHARES" has the meaning specified in Section 2 hereof.

            "PIGGY-BACK  REGISTRATION  RIGHTS"  has  the  meaning  specified  in
Section 2 hereof.

            "LENDERS" has the meaning specified in the recitals to this Agreement.
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

            "REGISTRATION STATEMENT" has the meaning specified in Section 2 hereof.

            "RESALE SHELF" has the meaning specified in Section 3 hereof.

            "STOCKHOLDERS AGREEMENT" means the Amended and Restated Stockholders Agreement, dated as of October 31, 1997, among the Company, Nassau Capital Partners L.P., NAS Partners I L.L.C., Harold N. Kamine, KMC Telecommunications L.P., AT&T Credit Corporation, General Electric Capital Corporation, CoreStates Bank, N.A. and CoreStates Holdings, Inc., as amended and supplemented from time to time.

            "UNDERLYING SECURITIES" means the Common Shares issuable upon exercise of the Warrants or such other securities as shall be issuable upon the exercise of the Warrants, pursuant to the Warrant Agreement.

            "WARRANTS" has the meaning specified in the recitals to this Agreement.

            "WARRANT AGENT" means First Union National Bank in its capacity as Warrant Agent under the Warrant Agreement or any replacement or successor Warrant Agent appointed pursuant to the terms thereof.

            "WARRANT AGREEMENT" has the meaning specified in the recitals to this Agreement.

            "WARRANT  REGISTRATION  STATEMENT"  has  the  meaning  specified  in
Section 3 hereof.

            "WARRANT SHARES" has the meaning specified in Section 2 hereof.

            2. PIGGY-BACK REGISTRATION RIGHTS.

            (a) If, prior to the Expiration Date, the Company proposes to file a Registration Statement with the Commission respecting an offering of any shares of Common Stock (or other securities issuable upon exercise of the Warrants) (other than (i) an offering registered solely on Form S-4 or S-8 or any successor form thereto, or (ii) the initial public offering of shares of Common Stock (or other securities issuable upon exercise of the Warrants) if no shareholder of the Company participates therein), the Company shall give prompt written notice (which notice shall specify the intended method or methods of disposition) to all the Holders of Warrants or Common Shares or such other securities received upon exercise of Warrants, to the extent such Common Shares or other securities would be (upon issuance) or are, as the case may be, subject to restrictions on transfer, at least 30 days prior to the initial filing of the registration statement relating to such offering (the "REGISTRATION STATEMENT"). Each such Holder shall have the right, within 20 days after delivery of such notice, to request in writing that the Company include all or a portion of such of the Common Shares issuable upon exercise of such Holder's Warrants, such other securities as shall be issuable upon the exercise of the Warrants, or the Common Shares or such other securities received upon the exercise thereof, pursuant to the Warrant Agreement, in each case to the extent that such Common Shares or other securities would be (upon issuance) or are, as the case may be, subject to restrictions on transfer, ("WARRANT SHARES") in such Registration Statement ("PIGGY-BACK REGISTRATION RIGHTS"). The Company shall include in the public offering all of the Warrant Shares that a Holder has requested be

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included,  unless the  underwriter  for the public  offering or the  underwriter managing the public offering (in either case, the "MANAGING UNDERWRITER") delivers a written notice (a "CUTBACK NOTICE") pursuant to Section 2(b) or 2(c) hereof. The managing underwriter may deliver one or more Cutback Notices at any time prior to the execution of the underwriting agreement for the public offering.

            (b) If a proposed public offering includes both securities to be offered for the account of the Company ("COMPANY OFFERED SHARES") and shares to be sold by stockholders, the provisions of this Section 2(b) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the number of Common Shares (other than (a) January 1998 Warrant Shares to be sold by any January 1998 Warrant Holders, (b) February 1999 Warrant Shares to be sold by any February 1999 Warrant Holders, (c) April 1999 Warrant Shares to be sold by any April 1999 Warrant Holders, and (d) Warrant Shares to be sold by any Holders) that selling stockholders propose to sell therein, whether or not such selling stockholders have the right to include shares therein (the "OTHER OFFERED SHARES"), plus the number of January 1998 Warrant Shares that the January 1998 Warrant Holders have requested to be sold therein, plus the number of February 1999 Warrant Shares that the February 1999 Warrant Holders have requested to be sold therein, plus the number of April 1999 Warrant Shares that the April 1999 Warrant Holders have requested to be sold therein, plus the number of Warrant Shares that the Holders have requested to be sold therein, plus the Company Offered Shares, exceeds the maximum number of shares specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the Company Offered Shares. Such maximum number of shares that may be so sold, excluding the Company Offered Shares, are referred to as the "INCLUDIBLE SHARES."

            If the managing underwriter delivers such Cutback Notice, (i) the Company shall be entitled to include all of the Company Offered Shares in the public offering, (ii) each stockholder who has requested the inclusion of Other Offered Shares in the public offering pursuant to Section 6.1 or 6.2 of the Stockholders Agreement shall be entitled to include all of its Other Offered Shares and each January 1998 Warrant Holder who has requested the inclusion of its January 1998 Warrant Shares shall be entitled to include all of its January 1998 Warrant Shares, each February 1999 Warrant Holder who has requested the inclusion of its February 1999 Warrant Shares shall be entitled to include all of its February 1999 Warrant Shares, and each April 1999 Warrant Holder who has requested the inclusion of its April 1999 Warrant Shares shall be entitled to include all of its April 1999 Warrant Shares, in each case, in priority to the inclusion of any Warrant Shares requested to be included by Holders, and (iii) except as otherwise provided in the preceding clause (ii), each requesting Holder shall be entitled to include in the public offering up to its pro rata portion of the Includible Shares, in priority to the inclusion (except as otherwise provided in the preceding clause (ii)) of any Other Offered Shares that are proposed to be sold in such public offering.

            (c) If a proposed public offering is entirely a secondary offering, the provisions of this Section 2(c) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the aggregate number of January 1998 Warrant Shares, February 1999 Warrant Shares, April 1999 Warrant Shares, Warrant Shares and Other Offered Shares proposed to be sold therein exceeds the maximum number of shares (the "INCLUDIBLE SECONDARY SHARES") specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of

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

the Common Shares being distributed. If the managing underwriter delivers such Cutback Notice, (i) each stockholder who has requested the inclusion of Other Offered Shares in the public offering pursuant to Section 6.1 or 6.2 of the Stockholders Agreement shall be entitled to include all of its Other Offered Shares and each January 1998 Warrant Holder who has requested the inclusion of its January 1998 Warrant Shares shall be entitled to include all of its January 1998 Warrant Shares, each February 1999 Warrant Holder who has requested the inclusion of its February 1999 Warrant Shares shall be entitled to include all of its February 1999 Warrant Shares, and each April 1999 Warrant Holder who has requested the inclusion of its April 1999 Warrant Shares shall be entitled to include all of its April 1999 Warrant Shares, in each case, in priority to the inclusion of any Warrant Shares requested to be included by Holders and (ii) except as otherwise provided in the preceding clause (i), each requesting Holder shall be entitled to include in the public offering up to its pro rata portion of the Includible Secondary Shares, in priority to the inclusion (except as set forth in the preceding clause (i)) of any Other Offered Shares that are proposed to be sold in such public offering.

            (d) The underwriting agreement for such public offering shall provide that each requesting Holder shall have the right to sell its Warrant Shares (other than Warrant Shares excluded from such public offering pursuant to a Cutback Notice and the terms of Section 2(b) or 2(c)) to the underwriters and that the underwriters shall purchase the Warrant Shares at the price paid by the underwriters for the Common Shares sold by the Company and/or other selling stockholders, as the case may be.

            3. SHELF REGISTRATION.

            (a) If only the Company sells Common Shares in an initial public offering or all of the Warrant Shares have not been sold in a public offering, the Company shall use its reasonable best efforts to cause to be filed pursuant to Rule 415 under the Securities Act a shelf registration statement on the appropriate form (the "WARRANT REGISTRATION STATEMENT", which term shall include any preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto)) covering the issuance of the Warrant Shares upon exercise of the Warrants and shall use its reasonable best efforts to cause the Warrant Registration Statement to become effective under the Securities Act within 180 days after the closing date of the initial public offering; PROVIDED, HOWEVER, that if the Commission shall request that the Company register the resale of the Warrant Shares instead of the issuance thereof, the Warrant Registration Statement shall register such resale as opposed to such issuance. The Company shall use reasonable best efforts to keep the Warrant Registration Statement continuously effective until the earlier of (i) such time as all Warrants have been exercised or, if the Commission shall request that the Company register the resale of the Warrant Shares instead of the issuance thereof, until such time as all Warrant Shares have been resold or (ii) the Expiration Date. Prior to filing the Warrant Registration Statement or any amendment thereto, the Company shall provide a copy thereof to each Holder and its counsel and afford them a reasonable time to comment thereon.

            If the Company is unable to file or cause to be filed, or is unable to maintain the effectiveness of a Warrant Registration Statement, notwithstanding its reasonable best efforts to do so, the Company shall cause

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such filing to take place, or shall cause such Warrant Registration Statement to again become effective, after removal of the impediment to file or to maintain the effectiveness of such Warrant Registration Statement.

            (b) If the Warrant Registration Statement shall register the resale of the Warrant Shares (a "RESALE SHELF") as provided in Section 3(a) above, the Company agrees to:

            (i) make available for inspection by representatives of the Holders, any underwriter participating in any disposition pursuant to such Resale Shelf and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, financial and other records, documents and properties of the Company that are pertinent to the conduct of due diligence customary for an underwritten offering, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with a Resale Shelf; PROVIDED, HOWEVER, that such persons shall first agree in writing with the Company to use such information only in connection with the transaction for which such information was obtained and that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless and to the extent that disclosure of such information is required by law or such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such person;

            (ii) use its reasonable best efforts to cause all Warrant Shares sold under a Resale Shelf to be listed on any securities exchange or any automated quotation system on which securities of the same class issued by the Company are then listed if requested by the Holders of Warrant Shares representing a majority of the Warrants originally issued, to the extent such Warrant Shares satisfy applicable listing requirements;

            (iii) provide as soon as practicable, without charge, a reasonable number of copies of the Warrant Registration Statement, any pre-effective or post-effective amendment thereto, and the prospectus (including each preliminary prospectus and any amendment or supplements thereto) included in such Resale Shelf to Holders that are selling Warrant Shares pursuant to such Resale Shelf;

            (iv) cause to be provided to the Warrant Agent, on behalf of the Holders and beneficial owners of Warrant Shares (with copies thereof provided to the Holders and beneficial owners of Warrant Shares), upon the effectiveness of such Resale Shelf, a customary "10b-5" opinion of independent counsel (an "OPINION") and a customary "cold comfort" letter of independent auditors (a "COMFORT LETTER"); and

            (v) notify the Warrant Agent, for distribution to the Holders, (A) when the Resale Shelf has become effective and when any post-effective amendment thereto has been filed and becomes effective, (B) of any request by the Commission or any state securities authority for amendments and supplements to the Resale Shelf or of any material request by the Commission or any state securities authority for additional information after the Resale Shelf has become effective, (C) of the issuance by the Commission or any state securities authority of any stop order suspending

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      the effectiveness of the Resale Shelf or the initiation of any proceedings for that purpose, (D) if, between the effective date of the Resale Shelf and the closing of any sale of Warrant Shares covered thereby, the
      representations   and   warranties   of  the  Company   contained  in  any
      underwriting agreement, securities sales agreement or other similar agreement, including this Agreement, relating to disclosure cease to be true and correct in any material respect or if the Company receives any notification with respect to the suspension of the qualification of the Warrant Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, (E) of the happening of any event during the period the Resale Shelf is effective such that such Resale Shelf or the related prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make statements therein not misleading and (F) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate. The Holders hereby agree to suspend the use of the prospectus contained in any Resale Shelf upon receipt of such notice under clause (C), (E) or (F) above until, in the case of clause (C), such stop order is removed or rescinded or, in the case of clauses (E) and (F), the Company has amended or supplemented such prospectus to correct such misstatement or omission.

            4. SUSPENSION.

            Notwithstanding the foregoing, in addition to any suspension contemplated by clauses (C), (E) or (F) of Section 3(b)(vi), during any consecutive 365-day period, the Company shall have the right to suspend availability of the Warrant Registration Statement and the related prospectus for a reasonable period of time not to exceed two 30-consecutive-day periods (which period may not be extended or renewed), except for the 30 days immediately prior to the Expiration Date, if the Board determines in good faith that there is a valid purpose for such suspension and (ii) five additional, non-consecutive three-day periods, except for the 30 days immediately prior to the Expiration Date, if the Board determines in good faith that the Company cannot provide adequate disclosure during such period due to circumstances beyond its control. Notice of such suspension shall be given promptly to the Warrant Agent.

            5. BLUE SKY.

            The Company shall use its reasonable best efforts to register or qualify the Underlying Securities proposed to be sold or issued pursuant to the Registration Statement or the Warrant Registration Statement under all applicable securities or "blue sky" laws of all jurisdictions in the United States in which any Holder of Warrants may or may be deemed to purchase Underlying Securities upon the exercise of Warrants or resale of the Warrant Shares, as the case may be, and shall use its reasonable best efforts to maintain such registration or qualification through the earlier of (A) in the case of a Registration Statement, the date upon which all of the Warrant Shares have been sold or such other sale as shall be required by applicable law or (B) the date upon which all Warrants have been exercised or all Warrant Shares have been resold, as the case may be, under the Warrant Shelf Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify as a foreign corporation or as a broker or a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 5, (ii) file any general consent to service of process or (iii) subject itself to taxation in any jurisdiction if it is not otherwise so subject.

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


            6. ACCURACY OF DISCLOSURE.

            The Company (and its successors) represents and warrants to each Holder (and each beneficial owner of a Warrant or Warrant Share) and agrees for the benefit of each Holder (and each beneficial owner of a Warrant or Warrant Share) that, except during any period in which the availability of any Registration Statement or the Warrant Registration Statement (as the case may be) has been suspended, (i) such Registration Statement or the Warrant Registration Statement (as the case may be) and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and (ii) the prospectus delivered to such Holder upon its exercise of Warrants or pursuant to which such Holder sells its Warrant Shares, as the case may be, and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that representations, warranties and agreements set forth in this Section 6 do not apply to statements or omissions in any Registration Statement, the Warrant Registration Statement or any such prospectus based upon information relating to any Holder furnished to the Company (or its successors) in writing by such Holder expressly for use therein.

            7. INDEMNITY.

            (a) The Company hereby agrees to indemnify each beneficial owner of a Warrant and each person, if any, who controls any beneficial owner of a Warrant within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, any beneficial owner of a Warrant (whether or not it is, at the time the indemnity provided for in this Section 7 is sought, such a beneficial owner), from and against all losses, damage, liabilities and expenses (including reasonable costs of investigation and the costs, fees and expenses of legal counsel) which such beneficial owner or any such controlling or affiliated person suffers as a result of any breach, on the date of any exercise of a Warrant by such beneficial owner or the resale of any Warrant Share by such Holder, in either case pursuant to any Registration Statement or the Warrant Registration Statement (as the case may be), of the representations, warranties or agreements contained in Section 6 hereof or any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which the securities are offered and relating to action or inaction required by the Company in connection with such offering. Each beneficial owner of a Warrant Share sold pursuant to a Resale Shelf, by accepting its beneficial ownership of a Warrant, hereby (i) agrees to provide the Company with information with respect to it that the Company reasonably requests in connection with any Resale Shelf and
(ii) agrees, severally and not jointly, to indemnify the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any liability incurred by it or such controlling person as a result of any misstatement of information provided by such beneficial owner to the Company in writing expressly for inclusion in the Resale Shelf or any omission of a material fact from any such information provided by such beneficial owner to the Company.

            (b) The indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless
(i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). No indemnifying party shall be liable for any settlement entered into without its consent, which consent shall not be withheld unreasonably.

            (c) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, expenses or actions in respect thereof referred to herein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Warrant Shares, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section were determined by any method of allocation which did not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section, in no event shall the amount contributed by any seller of Warrant Shares exceed the net proceeds received by such seller from the sale of Warrant Shares to which such contribution claim relates. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

            8. EXPENSES.

            All expenses incident to the Company's performance of or compliance with its obligations under this Agreement will be borne by the Company, regardless of whether a Registration Statement or Warrant Registration Statement becomes effective, including without limitation (i) all Commission or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all reasonable fees and expenses incurred in connection with compliance with state securities or "blue sky" laws, (iii) all reasonable expenses of any persons incurred by or on behalf of the Company in preparing or assisting in preparing, word processing, printing and distributing any registration statement, any prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Agreement, (iv) the reasonable fees (including reasonable legal fees and expenses) and disbursements of the Warrant Agent, (v) the reasonable fees and disbursements of counsel for the Company and one counsel to the Holders and (vi) the fees and disbursements, if any, of the Auditors; but excluding any and all fees, expenses and disbursements of the Holders (not specifically included above), including, without limitation the Holder's share of underwriting discounts and commissions.

            9. COVENANTS OF THE COMPANY.

            The Company hereby agrees and covenants as follows:

            (a) After any initial public offering of its equity securities, the Company shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act, and take such further reasonable action as may be required from time to time and as may be within the reasonable control of the Company, to enable the Holders to transfer the Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the Commission.

            (b) The Company shall not, directly or indirectly, (i) enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation or (ii) transfer or agree to transfer all or substantially all the Company's assets, unless prior to such merger, consolidation, reorganization or asset transfer, the surviving corporation or the transferee, respectively, shall have agreed in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Warrant Shares" shall be deemed to include the securities which the Holders of Warrant Shares would be entitled to receive in exchange for Warrant Shares pursuant to any such merger, consolidation or reorganization.

            10. MISCELLANEOUS.

            (a) NO INCONSISTENT AGREEMENTS. Each of the Company and the Lenders represent to the other that it has not entered into, and agrees that on or after the date of this Agreement it will not enter into, any agreement which is materially inconsistent with the rights granted to the Holders of Warrants or Warrant Shares in this Agreement or otherwise materially conflicts with the provisions hereof. The Company represents that the rights granted to the Holders hereunder do not in any material way conflict with and are not materially inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any agreements.

            (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Warrant Agent have obtained the written consent of Holders of at least a majority of the outstanding Warrants affected by such amendment, modification, supplement, waiver or consent; provided that (i) any amendment, modification or supplement to this Agreement which, in the good faith opinion of the Board (and evidenced by a resolution of such board), does not adversely affect any Holder, shall not be subject to such requirement for written consent; and (ii) any amendment shall not be effective unless the Warrant Agent shall have received an opinion of counsel, reasonably satisfactory to it, that such amendment complies with the requirements hereof.

            (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 10(c); or (ii) if to the Company, at the address provided for in the Warrant Agreement. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

            (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Warrants in violation of the terms of the Warrant Agreement. If any transferee of any Holder shall acquire Warrants, in any manner, whether by operation of law or otherwise, such Warrants shall be held subject to all of the terms of this Agreement and the Warrant Agreement, and by taking and holding such Warrants such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and the Warrant Agreement and such person shall be entitled to receive the benefits hereof.

            (e) PURCHASES AND SALES OF WARRANTS. The Company shall not, and shall use its reasonable best efforts to cause its affiliates (as defined in Rule 405 under the Securities Act) not to, purchase and then resell or otherwise transfer any Warrants other than Warrants acquired and cancelled.

            (f) THIRD PARTY BENEFICIARY. The Holders (other than the Holders that are signatories hereto) shall be third party beneficiaries to the agreements made hereunder between the Company and the Lenders, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

            (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (i) GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

            (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            (k) WAIVER OF IMMUNITY. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by law.

            (l) INITIAL PUBLIC OFFERING. Notwithstanding anything to the contrary herein contained, if the Company conducts an initial public offering of equity securities (other than nonconvertible preferred shares), the Company will give the Holders the opportunity to convert such Warrants into warrants to purchase such equity securities (other than nonconvertible preferred shares) and such Warrant Shares into such equity securities (other than nonconvertible preferred shares). Such conversion opportunity will be on terms and conditions determined to be fair and reasonable by the Company's Board.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        KMC TELECOM HOLDINGS, INC.


                                        By: /S/ CONSTANCE LOOSEMORE
                                            -----------------------
                                        Name:Constance Loosemore
                                        Title: Treasurer

                                        FIRST UNION NATIONAL BANK, as the Agent and as a Lender


                                        By:/S/ G.C. ULLRICH
                                           ----------------
                                        Name: G. C. Ullrich
                                        Title: Senior Vice President


                                        CIT LENDING SERVICES  CORPORATION (f/k/a
                                        NEWCOURT COMMERCIAL FINANCE
                                        CORPORATION), as a Lender


                                        By:/S/ MARK O'KEEFFE
                                           -----------------
                                        Name: Mark O'Keeffe
                                        Title: VP


                                        CANADIAN IMPERIAL BANK OF COMMERCE, as a
                                        Lender


                                        By: /S/ JACQUELINE STEWART
                                            ----------------------
                                        Name: Jacqueline Stewart
                                        Title: Executive Director


                                        GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender


                                        By: /S/ BRIAN P. WARD
                                            -----------------
                                        Name: Brian P. Ward
                                        Title: Manager-Operations

                                        LUCENT TECHNOLOGIES INC., as a Lender


                                        By: /S/ DINA FEDE
                                            -------------
                                        Name: Dina Fede
                                        Title: Director-NA Customer Finance


                                        CREDIT SUISSE FIRST BOSTON, as a Lender


                                        By:/S/ DAVID L. SAWYER  /S/LALITA ADVANI
                                        ----------------------- ----------------
                                        Name: David  L.  Sawyer Lalita  Advani
                                        Title: Vice President   Assistant Vice
                                                                President


                                        DRESDNER  BANK  AG NEW  YORK  AND  GRAND
                                        CAYMAN BRANCHES, as a Lender


                                        By: /S/ BRIAN SCHNEIDER
                                            -------------------
                                        Name: Brian Schneider
                                        Title: Assistant Vice President

                                        By: /S/ MICHAEL S. GREENBERG
                                            ------------------------
                                        Name: Michael S. Greenberg
                                        Title: Assistant Vice President


                                        MORGAN STANLEY SENIOR FUNDING, INC., as a Lender


                                        By: /S/ T. MORGAN EDWARDS II
                                            ------------------------

                                        Name: T. Morgan Edwards II
                                        Title: Vice President

                                        By:
                                            ------------------------
                                        Name:
                                        Title:

                                        MORGAN  STANLEY DEAN WITTER PRIME INCOME
                                        TRUST, as a Lender


                                        By: /S/ SHEILA FINNERTY
                                            -------------------
                                        Name: Sheila Finnerty
                                        Title: Sr. Vice President


                                        UNION  BANK OF  CALIFORNIA,  N.A.,  as a
                                        Lender


                                        By: /S/ STENDER E. SWEENEY II
                                            -------------------------
                                        Name: Stender E. Sweeney II
                                        Title: Vice President


                                        STEIN  ROE  &  FARNHAM  INCORPORATED  as
                                        agent   for   KEYPORT   LIFE   INSURANCE
                                        COMPANY, as a Lender


                                        By: /S/ JAMES R. FELLOWS
                                            --------------------
                                        Name: James R. Fellows
                                        Title: Sr.  Vice  President & Portfolio
                                               Manager


                                        STEIN   ROE   FLOATING    RATE   LIMITED
                                        LIABILITY COMPANY, as a Lender


                                        By: /S/ JAMES R. FELLOWS
                                            --------------------
                                        Name: James R. Fellows
                                        Title: Senior Vice President


                                        IBM CREDIT CORPORATION, as a Lender


                                        By: /S/ THOMAS S. CURCIO
                                            --------------------
                                        Name: Thomas S. Curcio
                                        Title: Manager of Credit,  Commercial &
                                               Specialty Financing